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                                                                EXHIBIT 2.1




                       CONSENT OF INDEPENDENT AUDITORS




The Board of Directors

Comet Software International Ltd.


We consent to the incorporation of our report, dated March 12, 1997, relating to the balance sheets of Comet Software International Ltd. as of December 31, 1996 and December 31, 1995, and the related statements of income, changes in shareholders' equity (deficiency) and cash flows for the three years then ended in the annual report on Form 20-F of Comet Software International Ltd.

Tel-Aviv, Israel

July 8, 1997


                                               /s/ Kost, Levary and Forer
                                             ------------------------------
                                                 KOST, LEVARY and FORER
                                          Certified Public Accountants (Israel)
                                         A Member of Ernst & Young International